                                    EX-10.04

CHINA BULL MANAGEMENT INC

Address:  665 Ellsworth Avenue

New Haven, CT 06511, USA

Email: uschien@uschinachannel.net

jcs23@yahoo.com

Telephone:  203-844-0809

203-562-8899

                                                   January 30, 2011

Board Minutes

The Board has made following decisions:

      (1) The existing shares of common stock on the record day of January 30, 2011 will make 1 for 10 reverse split.

      (2) The company offers Andrew Chien to purchase 900,000 shares at par value $0.0001 and Kin Yuet Li 10,000 shares at par value $0.0001.

      (3) The Board will make sale part of its shares to shareholders at $0.5 /share. The proceeds will support the company’s operation.

      (4) The company will make registration for all shares except officers’ before February 15, 2011.

                                     Andrew Chien

                                     President